SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): March 1, 2015


                                STRAINWISE, INC.
                         -----------------------------
                 (Name of Small Business Issuer in its charter)

         Utah                       000-54231                 27-4336843
  -------------------------    -------------------       --------------------
 (State of incorporation)     (Commission File No.)        (IRS Employer
                                                          Identification No.)

                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                             ----------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (303) 736-2442

                          ---------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement.

      On January 30, 2015, three unrelated third parties collectively loaned the Company $550,000. The loans bear interest at 25% per year, are unsecured, and are due and payable on January 31, 2017. Interest-only payments are due each month, with the first interest payment due on February 15, 2015. At the option of the lenders, the loans can be converted into shares of the Company's common stock at the rate of $1.00 per share.

      On March 1, 2015 two of the third parties loaned the Company an additional $500,000. The terms of the new loans are the same as the loans made on January 30, 2015.

      Any of the following are an event of default which would cause all amounts due the lenders to become immediately due and payable:

     o    the Company fails to make any interest payment when due; or

     o the Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in its agreements with the lenders.

      The foregoing description of the loan agreements, including events of default, does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreements which will be filed as exhibits to the Company's report on Form 10-K for the year ending January 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 of this report.








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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 9, 2015                 STRAINWISE, INC.


                                    By:  /s/ Shawn Phillips
                                         --------------------------------------
                                         Shawn Phillips, Chief Executive Officer






























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